Filed Pursuant to Rule 424(b)(7)
Registration No. 333-237771

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Warrants	625,452	—(1)	—(1)	—(1)
Common stock, par value $0.01 per share	625,452(2)	$31.95(3)	$19,983,191.40(3)	$2,593.82(3)

(1)	Pursuant to Rule 457(g) of the Securities Act of 1933, as amended (the “Securities Act”), no separate fee is recorded for the warrants and the entire fee is allocated to the underlying common stock.
(2)	Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers any additional shares of the common stock of Atlas Air Worldwide Holdings, Inc. that may become issuable as a result of any stock dividend, stock split, recapitalization or similar transaction effected without Atlas Air Worldwide Holdings, Inc.’s receipt of consideration which would increase the number of outstanding shares of common stock.
(3)	The registration fee has been calculated in accordance with Rule 457(g) under the Securities Act based on the exercise price of the warrants, which is $31.95 per warrant.

Prospectus Supplement
(To Prospectus dated April 21, 2020)

ATLAS AIR WORLDWIDE HOLDINGS, INC.

Warrants to Purchase 625,452 Shares of Common Stock

625,452 Shares of Common Stock

__________________________

This prospectus supplement covers the resale of warrants (the “Warrants”) to purchase up to 625,452 shares of our common stock, par value $0.01 per share, and the shares of such common stock (the “Warrant Shares”) issuable upon the exercise of the Warrants, in each case, by the selling securityholder named herein.

On May 29, 2020 (the “PSP Closing Date”), Atlas Air, Inc. (“Atlas”) and Southern Air Inc. (“Southern Air”), each a wholly-owned subsidiary of Atlas Air Worldwide Holdings, Inc. (“AAWW”), entered into a Payroll Support Program Agreement (the “PSP Agreement”) with the U.S. Department of the Treasury (“Treasury”), with respect to payroll support funding (the “Payroll Support Program”) available to cargo air carriers under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). In connection with their entry into the PSP Agreement, on the PSP Closing Date, we entered into a Warrant Agreement (the “Warrant Agreement”) with Treasury.

Pursuant to the PSP Agreement, Treasury provided us with financial assistance in the aggregate amount of approximately $406.8 million. As partial compensation to the U.S. Government for the provision of financial assistance under the Payroll Support Program, we issued the Warrants to Treasury pursuant to the Warrant Agreement. The initial exercise price of the Warrants is $31.95 per share (which was the closing price of our common stock on The NASDAQ Global Select Market (“NASDAQ”) on May 1, 2020). The exercise price and the number of Warrant Shares to be issued are subject to adjustment as a result of certain anti-dilution provisions provided for in the Warrants.

We agreed to register the resale of the Warrants and Warrant Shares pursuant to the Warrant Agreement. Our registration of the resale of the Warrants and Warrant Shares under this prospectus supplement does not mean that the selling securityholder will offer or sell any of the Warrants or Warrant Shares.

We may settle the Warrants, at our option, either entirely in cash (i.e., through net cash settlement) such that no shares of our common stock are issued upon exercise of the Warrants or through net share settlement.

The selling securityholder may sell the Warrants and Warrant Shares described in this prospectus supplement in a number of different ways and at varying prices. We provide more information about how the selling securityholder may sell its Warrants and Warrant Shares in the section of this prospectus supplement entitled “Plan of Distribution.” We will not pay any underwriting discounts or commissions in connection with sales of the Warrants or Warrant Shares under this prospectus supplement. We are paying the cost of registering the Warrants and Warrant Shares covered by this prospectus supplement, as well as various related expenses. The selling securityholder is responsible for all selling commissions, transfer taxes and other costs related to the sale of the Warrants and Warrant Shares covered by this prospectus supplement.

We may amend or supplement this prospectus supplement from time to time by filing amendments or supplements as required. You should read the entire prospectus supplement and any amendments or supplements carefully before you make your investment decision.

We will not receive any proceeds from any sale of the Warrants or Warrant Shares by the selling securityholder.

Our common stock is listed on NASDAQ under the symbol “AAWW.” On September 24, 2020, the last reported sale price of our common stock on NASDAQ was $60.54 per share.

__________________________

Investing in our securities involves certain risks. See “Risk Factors” beginning on page S-3 and other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of the factors that you should carefully consider before deciding to purchase our securities.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

__________________________

The date of this prospectus supplement is September 25, 2020.

Prospectus

S-i

PRESENTATION OF INFORMATION

This prospectus supplement is part of a registration statement that Atlas Air Worldwide Holdings, Inc. filed with the SEC using a “shelf” registration process. This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. If there is any inconsistency between the information in the accompanying prospectus and this prospectus supplement, you should rely on this prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

We have not, and the selling securityholder has not, authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. These securities will not be offered for sale in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we expressly indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus supplement incorporates by reference, and any related free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus supplement. Accordingly, investors should not place undue reliance on this information.

This prospectus supplement, the accompanying prospectus, any related free writing prospectus issued by us and the documents incorporated by reference, or to which we have referred you, contain and incorporate by reference information that you should consider when making your investment decision.

In this prospectus supplement, references to the “company,” “AAWW,” “we,” “us” and “our” are to Atlas Air Worldwide Holdings, Inc., a Delaware corporation, and its operating subsidiaries.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, as well as other reports, releases and written and oral communications issued or made from time to time by or on behalf of AAWW, contain statements that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements are based on management’s beliefs, plans, expectations and assumptions, and on information currently available to management. Generally, the words “will,” “may,” “should,” “expect,” “anticipate,” “intend,” “plan,” “continue,” “believe,” “seek,” “project,” “estimate” and similar expressions used in this prospectus supplement or in the accompanying prospectus that do not relate to historical facts are intended to identify forward-looking statements.

The forward-looking statements in this prospectus supplement or incorporated into this prospectus supplement by reference are not representations or guarantees of future performance and involve certain risks, uncertainties and assumptions. Such risks, uncertainties and assumptions include, but are not limited to, those described under “Risk Factors” in this prospectus supplement and in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, each of which is incorporated by reference herein. Many of such factors are beyond AAWW’s control and are difficult to predict. As a result, AAWW’s future actions, financial position, results of operations and the market price for shares of AAWW’s common stock could differ materially from those expressed in any forward-looking statements. Readers are therefore cautioned not to place undue reliance on forward-looking statements. AAWW does not intend to publicly update any forward-looking statements that may be made from time to time by, or on behalf of, AAWW, whether as a result of new information, future events or otherwise, except as required by law and AAWW expressly disclaims any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

S-iii

SUMMARY

This summary highlights selected information included or incorporated by reference in this prospectus supplement and the accompanying prospectus and does not contain all of the information that may be important to you. You should carefully review this entire prospectus supplement, the accompanying prospectus and the incorporated documents, including the risk factors and financial statements included and incorporated by reference in this prospectus supplement and the accompanying prospectus. See also the sections entitled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

Atlas Air Worldwide Holdings, Inc.

We are a leading global provider of outsourced aircraft and aviation operating services. We operate the world’s largest fleet of 747 freighters and provide customers a broad array of 747, 777, 767 and 737 aircraft for domestic, regional and international cargo and passenger operations. We provide unique value to our customers by giving them access to highly reliable new production freighters that deliver the lowest unit cost in the marketplace combined with outsourced aircraft operating services which we believe lead the industry in terms of quality and global scale. Our customers include express delivery providers, e-commerce retailers, airlines, freight forwarders, the U.S. military and charter brokers. We provide global services with operations in Africa, Asia, Australia, Europe, the Middle East, North America and South America.

We were incorporated in Delaware in 2000. Our principal executive offices are located at 2000 Westchester Avenue, Purchase, New York 10577, and our telephone number is (914) 701-8000.

Our website is www.atlasairworldwide.com. The information on our website is not a part of this prospectus supplement.

S-1

THE OFFERING

The summary below describes the principal terms of the offering. As used in this section, “we,” “our” and “us” refer to Atlas Air Worldwide Holdings, Inc. and not to its subsidiaries.

Issuer	Atlas Air Worldwide Holdings, Inc.

Securities Offered by the Selling Securityholder	Warrants to purchase up to 625,452 shares of our common stock (the “Warrants”) and 625,452 shares of our common stock issuable upon the exercise of the Warrants (the “Warrant Shares”).

Warrants	The Warrants have an initial exercise price of $31.95 per share and are exercisable until the fifth anniversary of the issuance date of the applicable Warrant. The Warrants are exercisable either through net share settlement or net cash settlement, at our option. The exercise price and the number of Warrant Shares to be issued are subject to adjustment as a result of certain anti-dilution provisions provided for in the Warrants. You should carefully consider the information under “Description of Warrants” in this prospectus supplement and “Description of Capital Stock” in the accompanying prospectus and all other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in our securities.

Use of Proceeds	We will not receive any proceeds from any sale of the Warrants or Warrant Shares in this offering. See “Use of Proceeds.”

Listing

Our common stock is listed on NASDAQ under the symbol “AAWW.” On September 24, 2020, the last reported sale price of our common stock on NASDAQ was $60.54 per share.

The Warrants are not listed, and we do not intend to apply for listing of the Warrants, on any national securities exchange or any other nationally recognized trading system.

Risk Factors	Investing in our securities involves risks. You should carefully consider the information under “Risk Factors” and all other information included or incorporated by reference in this prospectus supplement and accompanying prospectus before investing in our securities.

S-2

RISK FACTORS

An investment in the Warrants and the Warrant Shares involves significant risks. Prior to making a decision about investing in the Warrants or the Warrant Shares, and in consultation with your own financial and legal advisors, you should carefully consider, among other matters, the following risk factors, as well as those incorporated by reference in this prospectus supplement and the accompanying prospectus from our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, and any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The risk factors we have described are not the only ones we face. Our operations could also be impaired by additional risks and uncertainties. If any of these risks and uncertainties develop into actual events, our business, financial condition and results of operations could be materially adversely affected and you could lose all or a part of your investment.

Sales of shares of our common stock by the selling securityholder may cause our stock price to decline.

As of July 30, 2020, we had 26,136,036 shares of common stock outstanding. Sales of substantial amounts of our shares of common stock in the public market by the selling securityholder, or the perception that those sales may occur, could cause the market price of shares of our common stock to decline and impair our ability to raise capital through the sale of additional shares of our common stock.

There is no public market for the Warrants being offered in this offering.

There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Warrants on any national securities exchange or other trading market. Without an active market, the liquidity of the Warrants will be extremely limited.

Holders of Warrants will have no rights as a common stockholder until such holders exercise their Warrants and acquire our common stock.

Until a holder of a Warrant acquires shares upon exercise of that Warrant, the holder of the Warrant will have no rights with respect to the common stock underlying such Warrant. Upon exercise of Warrants, assuming that we do not elect net cash settlement, the holder will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The Warrants may not have any value.

The Warrants have an exercise price of $31.95 per share. Each Warrant expires on the fifth anniversary of its issuance date. To the extent that the market price of our common stock does not exceed the per share exercise price of the Warrants when the holder elects to exercise the Warrants, the Warrants may not have any value.

S-3

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of the Warrants or the Warrant Shares held by the selling securityholder pursuant to this prospectus supplement.

We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of the Warrants or Warrant Shares to be sold by the selling securityholder, including all registration, filing and listing fees, printing expenses, fees and disbursements of our counsel, blue sky fees and expenses, expenses incurred in connection with any “road show,” the reasonable fees and disbursements of the selling securityholder’s counsel, and expenses of our independent accountants (collectively, the “Registration Expenses”). The selling securityholder will bear all discounts, selling commissions and stock transfer taxes applicable to the sale of the Warrants or Warrant Shares and fees and disbursements to the selling securityholder’s counsel not included in the Registration Expenses.

S-4

DESCRIPTION OF WARRANTS

On the PSP Closing Date, Atlas Air and Southern Air, each a wholly-owned subsidiary of AAWW, entered into the PSP Agreement with Treasury with respect to the Payroll Support Program under the CARES Act. In connection with their entry into the PSP Agreement, on the PSP Closing Date, we entered into the Warrant Agreement with Treasury.

Pursuant to the PSP Agreement, Treasury provided us with financial assistance in the aggregate amount of approximately $406.8 million. As partial compensation to the U.S. Government for the provision of financial assistance under the Payroll Support Program, we issued the Warrants to Treasury to purchase up to 625,452 shares of our common stock. The initial exercise price of the Warrants is $31.95 per share (which was the closing price of our common stock on NASDAQ on May 1, 2020). The exercise price and the number of Warrant Shares to be issued are subject to adjustment as a result of certain anti-dilution provisions provided for in the Warrants.

The following is a summary of the general terms of the Warrants. This description is not complete and is subject, and qualified in its entirety by reference, to the Warrants and the Warrant Agreement, copies of which are filed as exhibits to our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020.

Exercisability

The Warrants may be exercised, in whole or in part, at any time on or after their date of issuance, by delivering to us the exercised Warrant and a written notice of election to exercise such Warrant. Each Warrant is exercisable until the fifth anniversary of the issuance date of the applicable Warrant.

Exercise Price

The Warrants have an initial exercise price of $31.95 per share (which was the closing price of our common stock on NASDAQ on May 1, 2020). The exercise price is subject to certain anti-dilution provisions provided for in the Warrants.

Exercise

Upon our receiving a notice of exercise from a holder of the Warrants, we may choose whether to settle through net cash settlement or net share settlement. The holder of the Warrants does not elect whether the Warrants are settled in cash or in shares.

If we choose to settle through net cash settlement, the holder of the Warrants will not receive any shares of our common stock from the exercise; the holder will be entitled to receive cash equal to the product obtained by multiplying (A-B) by (C), where:

(A) = the average market price of a share of our common stock for the 15 consecutive trading day period ending on and including the trading day immediately preceding the date of exercise;

(B) = the exercise price per share of our common stock; and

(C) = the number of shares of our common stock as to which the Warrant has been exercised.

If we choose to settle through net share settlement, the holder of the Warrants will be entitled to a number of shares of our common stock equal to the product obtained by multiplying (A-B)/A by C, where the letters have the same meanings indicated above.

Adjustments to Number of Shares and Exercise Price

The Warrants provide for proportional adjustment of the number and kind of securities issuable upon exercise of the Warrants and the per share exercise price upon the occurrence of certain events, such as stock splits, combinations, reverse stock splits and similar events. The Warrants also contain certain anti-dilution protections providing for the adjustment of the number and kind of securities issuable upon exercise of the Warrants and the per share exercise price due to certain repurchases of common stock, certain issuances of securities or certain distributions to securityholders.

S-5

Transferability

Subject to applicable laws, the Warrants are freely transferable. Pursuant to the Warrant Agreement, holders of the Warrants must provide us at least 30 days’ notice prior to selling the Warrants pursuant to the registration statement of which this prospectus supplement is a part.

Rights as a Stockholder

The holders of Warrants do not have rights or privileges of holders of our common stock, including any voting rights, unless and until they exercise their Warrants.

Business Combinations

In the case of any merger, consolidation, share exchange or similar transaction that requires approval of our shareholders (“Business Combination”) or reclassification of our common stock, a holder’s right to receive our common stock upon exercise of the Warrants shall be converted into the right to exercise the Warrants to acquire the number of shares of stock, other securities or property that our common stock would have been entitled to receive upon consummation of the Business Combination or reclassification.

No Fractional Shares

No fractional shares of our common stock will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of common stock to be issued to the holder of the Warrants and pay such holder cash in lieu of such fractional interest in our common stock.

No Listing

We do not plan on applying to list the Warrants on NASDAQ, any other national securities exchange or any other nationally recognized trading system.

Registration

Pursuant to the Warrant Agreement, we have agreed to use reasonable best efforts to keep the registration statement of which this prospectus supplement is a part (or a replacement) continuously effective and in compliance with the Securities Act of 1933, as amended (the “Securities Act”), until, subject to certain exceptions, the Warrants and Warrant Shares: (i) have been sold pursuant to an effective registration statement; (ii) are able to be sold pursuant to Rule 144 under the Securities Act without limitation on volume or manner of sale; (iii) cease to be outstanding; or (iv) have been sold in a private transaction in which the transferor’s rights under the Warrant Agreement are not assigned to the transferee of the securities.

Indemnification

Under the Warrants and Warrant Agreement, subject to certain exceptions, we agreed to indemnify the holders of the Warrants and certain related persons and entities against any losses, claims, damages, actions, liabilities, costs and expenses, arising out of or based on any untrue statement or alleged untrue statement of material fact contained in any registration statement or any document contained therein prepared or authorized by us in writing for use by the holders, including the registration statement of which this prospectus supplement is a part (or a replacement), or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

S-6

SELLING SECURITYHOLDER

We are registering the resale of warrants to purchase up to 625,452 shares of our common stock, par value $0.01 per share, and the shares of such common stock issuable upon the exercise of the Warrants, in each case, by the selling securityholder named herein.

We issued Warrants to Treasury on the PSP Closing Date, June 30, 2020 and July 30, 2020 with the right to purchase 268,908 Warrant Shares, 178,272 Warrant Shares and 178,272 Warrant Shares, respectively. The Warrants are exercisable until the fifth anniversary of the issuance date of the applicable Warrant.

The following tables set forth information as of July 30, 2020, with respect to the selling securityholder for whom we are registering Warrants and Warrant Shares for sale to the public, the number of shares of our common stock and Warrants owned by the selling securityholder prior to this offering, the percentage of common stock and Warrants owned by the selling securityholder prior to this offering, the number of Warrants and Warrant Shares being offered pursuant to this prospectus supplement, the number of shares of our common stock and Warrants to be owned upon completion of this offering, assuming all such Warrants and Warrant Shares are sold, and the percentage of common stock and Warrants owned by the selling securityholder after this offering, assuming all such Warrants and Warrant Shares are sold.

In the table below for the Warrant Shares, the number of Warrant Shares that may be offered pursuant to this prospectus supplement is the number of shares of common stock issuable pursuant to the Warrants. Pursuant to Rule 416 under the Securities Act, this prospectus supplement also covers any additional shares of our common stock that may become issuable in connection with the Warrant Shares by reason of a stock dividend, stock split or other similar transaction effected without us receiving any cash or other value, which results in an increase in the number of shares of our common stock outstanding.

As used in this prospectus supplement, the term “selling securityholder” includes the selling securityholder listed below, and any donees, pledgees, transferees or other successors in interest selling Warrants or Warrant Shares received after the date of this prospectus supplement from the selling securityholder as a gift, pledge, or other non-sale related transfer. The number of shares in the column “Number of Warrant Shares Offered” represents all of the Warrant Shares that the selling securityholder may offer under this prospectus supplement. The number of Warrants in the column “Number of Warrants Offered” represents all of the Warrants that the selling securityholder may offer under this prospectus supplement. The selling securityholder may sell some, all or none of its Warrants or Warrant Shares. The selling securityholder may sell or transfer all or a portion of its Warrants or Warrant Shares pursuant to an available exemption from the registration requirements of the Securities Act. We do not know how long the selling securityholder will hold the Warrants or Warrant Shares before selling them, and we currently have no agreements, arrangements or understandings with the selling securityholder regarding the sale of any of the Warrants or Warrant Shares. Pursuant to the Warrant Agreement, Treasury must provide 30 days’ notice to us prior to the sale of the Warrants or any portion thereof.

S-7

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of shares beneficially owned prior to the offering is based on 26,136,036 shares of our common stock outstanding as of July 30, 2020.

	Warrants Beneficially Owned before the Offering		Number of Warrants	Warrants Beneficially Owned after the Offering(1)
Name of Selling Securityholder	Shares	Percentage	Offered	Shares	Percentage
United States Department of the Treasury	625,452	100%	625,452	—	—%

____________________

(1)	The selling securityholder may offer and sell all or a part of the Warrants pursuant this prospectus supplement, but no estimates can be made as to the number of Warrants that will be held by the selling securityholder after the completion of any offering.

	Warrant Shares Beneficially Owned before the Offering			Number of Warrant Shares	Warrant Shares Beneficially Owned after the Offering(1)
Name of Selling Securityholder	Shares		Percentage	Offered	Shares	Percentage
United States Department of the Treasury	625,452	(2)	2.39%	625,452	—	—%

____________________

(1)	The selling securityholder may offer and sell all or a part of the Warrant Shares pursuant this prospectus supplement, but no estimates can be made as to the number of Warrant Shares that will be held by the selling securityholder after the completion of any offering.
(2)	Represents 625,452 Warrant Shares issuable to Treasury pursuant to the Warrants.

S-8

PLAN OF DISTRIBUTION

The selling securityholder and any of its donees, pledgees, transferees or other successors in interest may, from time to time, sell any or all of their Warrant Shares covered hereby on NASDAQ or sell any or all of their Warrant Shares or Warrants on any other stock exchange, market or trading facility on which such securities become tradeable or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.

The selling securityholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. However, there is no established public trading market for the Warrants and we do not intend to apply for listing of the Warrants on any securities exchange or nationally recognized trading system. The price at which the Warrants may be sold will depend, in part, on the manner and timing of such sales, but, in any event, we expect such price will likely be derived from the market price of shares of our common stock traded on NASDAQ.

The selling securityholder may use any one or more of the following methods when selling the Warrants or Warrant Shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the Warrants or Warrant Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	to or through underwriters;
•	privately negotiated transactions;
•	in transactions through broker-dealers that agree with the selling securityholder to sell a specified number of such Warrants or Warrant Shares at a stipulated price per security;
•	through the writing or settlement of options or other derivative transactions, whether through an options exchange or otherwise;
•	gifts to charitable organizations, who may in turn sell such Warrants or Warrant Shares in accordance with the methods described herein;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The selling securityholder may also sell Warrants or Warrant Shares under Rule 144 under the Securities Act, if available, rather than under this prospectus supplement.

Broker-dealers engaged by the selling securityholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securityholder (or, if any broker-dealer acts as agent for the purchaser of Warrants or Warrant Shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus supplement, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440-1.

In connection with the sale of the Warrants or Warrant Shares, the selling securityholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling securityholder may also sell shares of our common stock short and deliver these securities to close out its short positions or to return borrowed shares in connection with such short sales, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling securityholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities, which require the delivery to such broker-dealer or other financial institution of Warrants or Warrant Shares offered by this prospectus supplement, which Warrants or Warrant Shares, as applicable, such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction).

S-9

The selling securityholder and any broker-dealers or agents that are involved in selling the Warrants or Warrant Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Warrants or Warrant Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay certain fees and expenses incurred by us incident to the registration of the Warrants and Warrant Shares. We have agreed to indemnify the selling securityholder against certain losses, claims, damages, actions, liabilities, costs and expenses, including liabilities under the Securities Act, and the selling securityholder may be entitled to contribution.

The selling securityholder will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder, unless an exemption therefrom is available.

To our knowledge, there are currently no plans, arrangements or understandings between the selling securityholder and any underwriter, broker-dealer or agent regarding the sale by the selling securityholder of the Warrants or Warrant Shares.

There can be no assurance that the selling securityholder will sell any or all of the Warrants or Warrant Shares registered pursuant to the registration statement, of which this prospectus supplement forms a part.

Once sold under the registration statement, of which this prospectus supplement forms a part, the Warrants and Warrant Shares will be freely tradable in the hands of persons other than our affiliates.

S-10

VALIDITY OF SECURITIES

The validity of the securities offered hereby will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

S-11

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have filed a registration statement with the SEC under the Securities Act. This prospectus supplement, which is a part of the registration statement, does not contain all the information contained in the registration statement; certain items are contained in exhibits to the registration statement, as permitted by the rules and regulations of the SEC. Statements that we make in this prospectus supplement about the content of any contract, agreement or other document are not necessarily complete. With respect to each document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matter involved, and each statement that we make is qualified in its entirety by such reference.

In particular, the contracts, agreements or other documents included as exhibits to this registration statement or incorporated by reference are intended to provide you with information regarding their terms and not to provide any other factual or disclosure information about us or the other parties to the documents. The documents contain representations and warranties by each of the parties to the applicable document. These representations and warranties have been made solely for the benefit of the other parties to the applicable document and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;
•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable document, which disclosures are not necessarily reflected in the document;
•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and
•	were made only as of the date of the applicable document or such other date or dates as may be specified in the document and are subject to more recent developments.

We incorporate by reference in this prospectus supplement the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the termination of the offering under this prospectus supplement. Any statement in a document incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent a statement contained in this prospectus supplement, the accompanying prospectus or any subsequently filed document that is incorporated by reference in this prospectus supplement and the accompanying prospectus modifies or supersedes such statement. However, any information contained herein shall modify or supersede information contained in documents we filed with the SEC before the date of this prospectus supplement.

We incorporate by reference in this prospectus supplement the documents set forth below that have been previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 24, 2020;
•	Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2019 on Form 10-K/A, filed with the SEC on April 28, 2020;
•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020, filed with the SEC on May 7, 2020 and August 6, 2020, respectively;
•	our Current Reports on Form 8-K filed with the SEC on June 1, 2020 and June 12, 2020; and
•	the description of our common stock, par value $0.01 per share, which is contained in our registration statement on Form 8-A, filed with the SEC on June 19, 2001 pursuant to Section 12 of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating that description.

S-12

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov.

We will furnish without charge to each person to whom a copy of this prospectus supplement is delivered, upon written or oral request, a copy of the information that has been incorporated into this prospectus supplement by reference but not delivered with the prospectus supplement (except exhibits, unless they are specifically incorporated into this prospectus supplement by reference). You should direct any requests for copies to:

Atlas Air Worldwide Holdings, Inc.
2000 Westchester Avenue
Purchase, New York 10577
Ph: (914) 701-8000
Attention: Adam R. Kokas, Executive Vice President,
General Counsel and Secretary

S-13

PROSPECTUS

ATLAS AIR WORLDWIDE HOLDINGS, INC.

Common Stock
Debt Securities
Preferred Stock
Warrants
Depositary Shares
Purchase Contracts
Units

Atlas Air Worldwide Holdings, Inc. may, from time to time, offer and sell in one or more offerings:

•	Shares of our common stock;

•	Unsecured debt securities consisting of senior or subordinated notes and debentures and/or other unsecured evidences of indebtedness in one or more series, which may be convertible into or exchangeable for our common stock or preferred stock;

•	Shares of preferred stock, in one or more series, which may be convertible or exchangeable for our common stock or debt securities and may be issued in the form of depositary receipts representing a fraction of a share of preferred stock;

•	Warrants to purchase any of the other securities that we may offer and sell under this prospectus;

•	Purchase contracts to acquire any of the other securities that we may offer and sell under this prospectus; or

•	Any combination of these securities, individually or as units.

This prospectus describes some of the general terms that may apply to the offering of securities covered by this prospectus. The specific terms of any securities to be offered, and any other information relating to a specific offering of securities, will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus or a free writing prospectus, or may be set forth in one or more documents incorporated by reference into this prospectus.

We may offer and sell our securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. In connection with an offering of securities hereunder, we will disclose the specific terms of the plan of distribution of such securities in the manner described above.

Our common stock is listed on The NASDAQ Global Select Market under the ticker symbol “AAWW.”

You should read this entire prospectus, the documents that are incorporated by reference into this prospectus and any prospectus supplement carefully before you invest in our securities.

Investing in our securities involves certain risks. Please see “Risk Factors” on page 3 and other information included and incorporated by reference in this prospectus, and in any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or applicable prospectus supplement, for a discussion of the factors that you should carefully consider before deciding to purchase our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 21, 2020.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell different types of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we may provide a prospectus supplement. Any such prospectus supplement will contain specific information about the nature and terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information identified under the headings “Incorporation of Certain Documents By Reference” and “Where You Can Find More Information” before making your investment decision.

This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.

In this prospectus, references (i) to the “company,” “AAWW,” “we,” “us” and “our” are to Atlas Air Worldwide Holdings, Inc., a Delaware corporation, and its operating subsidiaries and (ii) to an applicable prospectus supplement may also refer to a free writing prospectus, in each case unless the context requires otherwise.

We have not authorized any underwriter, dealer, salesperson or any other person to provide you with different or additional information to that contained or incorporated by reference in this prospectus or any applicable prospectus supplement prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or the documents incorporated by reference into this prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

1

ATLAS AIR WORLDWIDE HOLDINGS, INC.

We are a leading global provider of outsourced aircraft and aviation operating services. We operate the world’s largest fleet of 747 freighters and provide customers a broad array of 747, 777, 767 and 737 aircraft for domestic, regional and international cargo and passenger operations. We provide unique value to our customers by giving them access to highly reliable new production freighters that deliver the lowest unit cost in the marketplace combined with outsourced aircraft operating services which we believe lead the industry in terms of quality and global scale. Our customers include express delivery providers, e-commerce retailers, airlines, freight forwarders, the U.S. military and charter brokers. We provide global services with operations in Africa, Asia, Australia, Europe, the Middle East, North America and South America.

We were incorporated in Delaware in 2000. Our principal executive offices are located at 2000 Westchester Avenue, Purchase, New York 10577, and our telephone number is (914) 701-8000.

Our website is www.atlasairworldwide.com. The information on our website is not a part of this prospectus or any applicable prospectus supplement.

2

RISK FACTORS

Investing in our securities involves risk. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus and any applicable prospectus supplement, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 24, 2020, as updated by our Quarterly Reports on Form 10-Q and our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The risks described in such reports are not the only ones we face. Our operations could also be impaired by additional risks and uncertainties. If any of these risks and uncertainties develop into actual events, our business, financial condition and results of operations could be materially and adversely affected. Additional risks may be included in a prospectus supplement relating to a particular offering of securities.

3

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any applicable prospectus supplement may contain, statements that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements are based on management’s beliefs, plans, expectations and assumptions, and on information currently available to management. Generally, the words “will,” “may,” “should,” “expect,” “anticipate,” “intend,” “plan,” “continue,” “believe,” “seek,” “project,” “estimate” and similar expressions used in this prospectus or in any applicable prospectus supplement that do not relate to historical facts are intended to identify forward-looking statements.

The forward-looking statements in this prospectus or incorporated into this prospectus or in any applicable prospectus supplement by reference are not representations or guarantees of future performance and involve certain risks, uncertainties and assumptions. Many of such factors are beyond our control and are difficult to predict. As a result, our future actions, financial position, results of operations and the market price for shares of our common stock could differ materially from those expressed in any forward-looking statements. Readers are therefore cautioned not to place undue reliance on forward-looking statements. Such forward-looking statements speak only as of the date of this prospectus or, in the case of any prospectus supplement or document incorporated by reference, as of the date of that prospectus supplement or document. We also do not intend to publicly update any forward-looking statements that may be made from time to time by us or on our behalf, whether as a result of new information, future events or otherwise, except as required by law and we expressly disclaim any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

4

USE OF PROCEEDS

Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from any offering of securities by us for general corporate purposes.

5

DESCRIPTION OF DEBT SECURITIES

The following description of debt securities sets forth certain material terms and provisions of the debt securities to which any prospectus supplement may relate. The specific terms applicable to a particular issuance of debt securities and any variations from the terms set forth below will be set forth in the applicable prospectus supplement. The debt securities will constitute either our senior debt securities or our subordinated debt securities.

Senior debt securities will be issued under an indenture (the “senior indenture”), dated June 3, 2015, between us and Wilmington Trust, National Association (the “senior trustee”), which senior indenture is filed as an exhibit to the Registration Statement. Subordinated debt securities will be issued under a separate indenture (the “subordinated indenture”) to be entered into between us and a trustee (the “subordinated trustee”) to be designated prior to the issuance of any such subordinated debt securities, the form of which subordinated indenture is filed as an exhibit to the Registration Statement. The senior indenture and the subordinated indenture are sometimes collectively referred to herein as the “indentures,” the senior debt securities and the subordinated debt securities are sometimes collectively referred to herein as the “debt securities,” and the senior trustee and the subordinated trustee are sometimes collectively referred to herein as the “trustees” and individually as the “trustee.” We and the respective trustee may enter into supplements to the indentures from time to time.

In this “Description of Debt Securities” section, when we refer to “AAWW,” “we,” “us” or “our” or when we otherwise refer to ourselves, we mean Atlas Air Worldwide Holdings, Inc., excluding, unless otherwise expressly stated or the context requires, our subsidiaries.

The following is a summary of the material terms and provisions of the indentures and the debt securities. You should refer to the respective indenture and the applicable prospectus supplement for complete information regarding the terms and provisions of the respective indenture and the debt securities.

General

Neither indenture limits the amount of debt securities that we may issue. The senior debt securities will be our senior unsecured obligations and will rank equal in right of payment to all of our other existing and future indebtedness and other liabilities that are not, by their terms, expressly subordinated in the right of payment to the senior debt securities. The subordinated debt securities will be our unsecured obligations and will be subordinated in right of payment to all of our existing and future senior indebtedness, in the manner and to the extent described below under “Subordination of Subordinated Debt Securities.” In addition, any of our secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligation.

The debt securities may be issued in one or more separate series of senior debt securities or subordinated debt securities. A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offered debt securities. These terms will include some or all of the following:

•	the title and type of the debt securities;

•	any limit on the amount(s) that may be issued;

•	the person to whom any interest on the debt securities shall be payable if other than the registered holder;

•	the maturity date(s) or the method by which this date or these dates will be determined;

•	the interest rate, if any, or the method of computing the interest rate;

•	the date or dates from which interest will accrue, or how this date or these dates will be determined, and the interest payment date or dates, if any, and any related record dates;

•	the place(s) where payments, if any, will be made on the debt securities and the place(s) where debt securities may be presented for transfer or exchange;

•	the period or periods within which, the price or prices at which and the terms and conditions on which we may redeem, or be required to redeem, the debt securities;

6

•	any provisions relating to the convertibility or exchangeability of the debt securities for other debt securities or equity securities;

•	any mandatory or optional sinking fund or similar provisions;

•	if other than denominations of $1,000 and integral multiples thereof, the denominations in which any debt securities shall be issuable;

•	if other than the principal amount, the portion of the principal amount, or the method by which the portion will be determined, of the debt securities that will be payable upon declaration of acceleration of the maturity of the debt securities;

•	if other than U.S. dollars, the foreign currency or units of two or more foreign currencies in which payment of the principal of (and premium, if any) or interest on the debt securities shall be payable;

•	if the principal of (and premium, if any) or interest on the debt securities is payable, at our election or the election of the holders, in a foreign currency or units of two or more foreign currencies other than that in which the debt securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

•	any index used to determine the amount of payment of principal of (and premium, if any) or interest on the debt securities;

•	whether the debt securities will be subject to defeasance in advance of the date for redemption, if any, or the stated maturity date;

•	whether the debt securities will be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	any additional or different events of default than those described herein and any change in the right of the trustee or the holders to declare principal due and payable;

•	in the case of an issue of subordinated debt securities, the subordination provisions, if different from those described under “Subordination of Subordinated Debt Securities” below;

•	any additional or different covenants than those described herein;

•	the form of debt securities;

•	any other terms of the debt securities; and

•	any applicable guarantees.

We will have the ability under the indentures, subject to certain conditions, to “reopen” a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of that series.

Unless otherwise indicated in the applicable prospectus supplement, the covenants contained in the indentures may not protect holders of the debt securities in the event of a highly leveraged or other transaction involving us or our subsidiaries that may adversely affect the holders of the debt securities.

Debt securities may be issued under the indentures as original issue discount securities. An original issue discount security is a security, including any zero-coupon security, that under applicable U.S. federal income tax law has a “stated redemption price at maturity” that exceeds its “issue price” by more than a de minimis amount. If a series of debt securities is issued as original issue discount securities, the special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities will be discussed in the applicable prospectus supplement.

7

Holding Company Status.   Any debt securities will be obligations exclusively of Atlas Air Worldwide Holdings, Inc., which, as a holding company, has no material assets other than certain investments and its ownership of the capital stock of its subsidiaries. We will rely entirely upon distributions from our subsidiaries to meet the payment obligations under any debt securities. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under any debt securities or otherwise to make any funds available to us including the payment of dividends or other distributions or the extension of loans or advances. Furthermore, the ability of our subsidiaries to make any payments to us will be dependent upon the terms of any credit facilities or other agreements of the subsidiaries and upon the subsidiaries’ earnings, which are subject to various business risks. In a bankruptcy or insolvency proceeding, claims of holders of any debt securities would be satisfied solely from our equity interests in our subsidiaries remaining after the satisfaction of claims of creditors of the subsidiaries. Accordingly, any debt securities will be effectively subordinated to existing and future liabilities of our subsidiaries to their respective creditors. Any debt securities also will be effectively subordinated to any secured debt that we have incurred or may incur to the extent of the value of the assets securing that indebtedness.

Form, Exchange and Transfer

The debt securities will be issuable as registered securities. The ownership or transfer of debt securities will be listed in the security register described in the applicable indenture.

The indentures provide that debt securities may be issuable in global form which will be deposited with, or on behalf of, a depositary, identified in an applicable prospectus supplement. If debt securities are issued in global form, one certificate will represent a large number of outstanding debt securities which may be held by separate persons, rather than each debt security being represented by a separate certificate.

If the purchase price, or the principal of, or any premium or interest on any debt securities is payable in, or if any debt securities are denominated in, one or more foreign currencies, the restrictions, elections, U.S. federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, debt securities denominated in U.S. dollars will be issued only in denominations of $1,000 and integral multiples thereof.

Debt securities may be presented for registration of transfer with the applicable form of transfer duly executed, at the office of the Security Registrar, as defined in the applicable indenture, without service charge and upon payments of any taxes and other governmental charges as described in the applicable indenture. This registration of transfer or exchange will be effected upon the Security Registrar being satisfied with the documents of title and identity of the person making the request.

A debt security in global form may not be transferred except as a whole by or between the depositary for the debt security and any of its nominees or successors. If any debt security of a series is issuable in global form, the applicable prospectus supplement will describe:

•	any circumstances under which beneficial owners of interests in that global debt security may exchange their interests for definitive debt securities of that series of like tenor and principal amount in any authorized form and denomination,

•	the manner of payment of principal of and premium and interest, if any, on that global debt security, and

•	the specific terms of the depositary arrangement with respect to that global debt security.

Payment and Paying Agents

Unless otherwise specified in an applicable prospectus supplement, we will pay principal of and any premium and interest on debt securities at the office of the paying agents we have designated, except that we may pay interest by check mailed to, or wire transfer to the account of, the holder. Unless otherwise specified in any applicable prospectus supplement, payment of any installment of interest on debt securities will be made to the person in whose name the debt security is registered at the close of business on the record date for this interest payment.

The paying agents outside the United States initially appointed by us for a series of debt securities, if any, will be named in the applicable prospectus supplement. We will be required to maintain at least one paying agent in each place of payment for the series.

8

Consolidation, Merger or Conveyance

We have the ability to merge or consolidate with, or convey, transfer or lease all or substantially all of our property to, another person, provided that:

•	in the case we consolidate with or merge into another corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person, the corporation formed by such consolidation or into which we are merged or the person which acquires by conveyance or transfer, or which leases, our properties and assets substantially as an entirety is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes, by a supplemental indenture, executed and delivered to the trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance and observance of every covenant in the applicable indenture on the part of us to be performed or observed;

•	immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of ours or a subsidiary as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has happened and is continuing; and

•	we have delivered to the applicable trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with all requirements of the applicable indenture and that all conditions precedent to the transaction have been complied with.

Events of Default

The following are events of default with respect to any series of debt securities issued:

•	default in the payment of any interest upon any security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

•	default in the payment of the principal of (or premium, if any, on) any security of that series at its maturity;

•	default in the deposit of any sinking fund payment, when and as due by the terms of any security of that series;

•	default in the performance, or breach, of any covenant or warranty in the applicable indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in such indenture specifically dealt with or which has expressly been included in such indenture solely for the benefit of a series of securities other than the series in respect of which the event of default is being determined), and continuance of such default or breach for a period of 60 days after there has been given a written notice, by registered or certified mail, to us by the applicable trustee or to us and the applicable trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series, specifying such default or breach and requiring it to be remedied;

•	a default under any bond, debenture, note or other evidence of or agreement for indebtedness by us (including a default with respect to securities of any series other than that series) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us (including the applicable indenture), whether such indebtedness now exists or shall hereafter be created, and either (1) such default results from the failure to pay the aggregate outstanding principal of such indebtedness in excess of $75,000,000 at the final stated maturity of such indebtedness or (2) such default results in such indebtedness in an aggregate principal amount of $75,000,000 or more becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, in each case, without such indebtedness having been discharged or such acceleration having been cured, rescinded or annulled, within a period of 30 business days after there shall have been given, by registered or certified mail, to us by the applicable trustee or to us and the applicable trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

9

•	specified events of bankruptcy, insolvency or reorganization; or

•	any other events of default provided with respect to debt securities of that series.

If an event of default occurs and is continuing, the applicable trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare each debt security of that series due and payable immediately by a notice in writing to us, and to the applicable trustee if given by holders. If an event of default occurs because of specified events of bankruptcy, insolvency or reorganization, the principal amount of each series of debt securities will be automatically accelerated, without any action by the applicable trustee or any holder thereof.

A holder of the debt securities of any series will only have the right to institute a proceeding under the applicable indenture or to seek other remedies if:

•	the holder has given written notice to the applicable trustee of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

•	these holders have offered indemnity reasonably satisfactory to the applicable trustee to institute proceedings as trustee;

•	the applicable trustee does not institute a proceeding within 60 days; and

•	the applicable trustee has not received written directions inconsistent with the request from the holders of a majority of the principal amount of the outstanding debt securities of that series during that 60 day period.

We will annually file statements with the applicable trustee regarding our compliance with the covenants in the applicable indenture. The applicable trustee will generally give the holders of debt securities notice within 90 days after the trustee has gained knowledge of the occurrence of an event of default.

Subordination of Subordinated Debt Securities

The indebtedness evidenced by any subordinated debt securities will be subordinated and junior in right of payment to the extent set forth in the subordinated indenture to the prior payment in full of amounts then due on all senior indebtedness. No payment shall be made on any subordinated debt securities, including by way of redemption, purchase, or in any other manner, if the subordinated trustee shall have received notice from us or any senior lender that (i) there exists a default which shall be continuing in the payment of principal of, or premium, if any, or interest on any senior indebtedness, beyond any applicable grace period with respect thereto, or (ii) there exists a default (other than a default specified in clause (i) above) with respect to any senior indebtedness which shall be continuing; provided, however, that no notice given with respect to one or more defaults of the type specified in clause (ii) shall suspend for longer than 179 days from the date of such notice any payment on subordinated debt securities that has become due, and only one such notice may be given during any 360-day period.

Upon any distribution of our assets or any liquidation, dissolution or other winding-up of AAWW whether voluntary or involuntary, or in bankruptcy or insolvency, all principal of, premium, if any, and interest due upon all senior indebtedness must be paid in full before the holders of any subordinated debt securities or the subordinated trustee are entitled to receive or retain any assets so distributed in respect of the subordinated debt securities. Therefore, in the event of insolvency, holders of the subordinated debt securities may recover less, ratably, than our other creditors, including holders of senior indebtedness.

Subject to payment in full of all our senior indebtedness, the rights of holders of any subordinated debt securities will be subrogated to the rights of holders of senior indebtedness to receive payments or distributions of our cash, property or securities applicable to senior indebtedness.

The subordinated indenture places no limitation on the amount of additional senior indebtedness that may be incurred by us. We expect from time to time to incur additional indebtedness constituting senior indebtedness.

10

Waiver, Modifications and Amendment

The holders of a majority of the principal amount of the outstanding debt securities of any particular series may, on behalf of the holders of all debt securities of the series, waive past defaults with respect to that particular series, except for:

•	the payment of the principal of (or premium, if any) or interest on any debt security of such series; or

•	defaults relating to any covenants of the applicable indenture which cannot be changed without the consent of each holder of a debt security affected by the change.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected may, on behalf of the holders of all debt securities of the series, waive our compliance with some of the restrictive provisions of the applicable indenture.

We and each trustee may amend the applicable indenture with the consent of the holders of a majority of the principal amount of the outstanding debt securities of each series issued under such indenture that is affected. However, without the consent of each directly affected holder, such changes shall not include the following with respect to debt securities held by a non-consenting holder:

•	change the stated maturity of, the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount, the rate of interest or any premium payable upon the redemption of any debt security, or reduce the amount of the principal of an original issue discount security due and payable upon a declaration of acceleration of maturity, or change any place of payment where, or the coin or currency in which, any debt security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity (or, in the case of redemption, on or after the redemption date of any debt security);

•	reduce the percentage in principal amount of the outstanding securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver of compliance with certain provisions of the applicable indenture or certain defaults provided for in the indenture; or

•	modify any of the above requirements or the ability to waive certain past defaults or covenants, except to increase any percentage or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each outstanding security affected.

For purposes of computing the required consents referred to above, the aggregate principal amount of any outstanding debt securities not payable in U.S. dollars is the amount of U.S. dollars that could be obtained for this principal amount based on the market rate of exchange for the applicable foreign currency or currency unit as determined by the applicable trustee, upon direction, in accordance with the terms of the applicable indenture.

We and the applicable trustee may amend the applicable indenture without the consent of the holders for any of the following purposes:

•	to evidence the succession of another person succeeding us and the assumption by any such successor of our covenants in the applicable indenture and in the debt securities

•	to add to our covenants for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power conferred upon us in the applicable indenture;

•	to add any additional events of default with respect to all or any series of debt securities (and if such events of default are to be for the benefit of less than all series of debt securities, stating that such events of default are expressly being included solely for the benefit of such series);

11

•	to add to or change any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in uncertificated form (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the U.S. Internal Revenue Code of 1986 (as amended));

•	to change or eliminate any of the provisions of the applicable indenture, provided that any such change or elimination shall become effective only when there is no security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to make a change to the debt securities of any series that does not adversely affect the rights of any holder of the debt securities of such series;

•	to establish the form or terms of debt securities of any series as permitted by the applicable indenture;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the debt securities of one or more series or to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee;

•	to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision in the applicable indenture, or to make any other provisions with respect to matters or questions arising under the applicable indenture, provided such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect;

•	to comply with any requirement of the SEC in order to effect or maintain the qualification of the applicable indenture under the Trust Indenture Act of 1939, as amended; or

•	to conform the applicable indenture or the debt securities to the description thereof in the related prospectus, offering memorandum or disclosure document.

Defeasance and Covenant Defeasance

Unless otherwise specified in the applicable prospectus supplement relating to a series of debt securities, subject to certain conditions, we may elect either:

•	defeasance for a series of debt securities, whereby we are discharged from any and all obligations with respect to the debt securities, except as may be otherwise provided in the applicable indenture; or

•	covenant defeasance for a series of debt securities, whereby we are released from our obligations with respect to certain covenants.

We may do so by depositing with the applicable trustee money, and/or certain government securities which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and any premium and interest on the applicable series of debt securities, and any mandatory sinking fund or analogous payments on their scheduled due dates. This type of a trust may only be established if, among other things, we have delivered to the applicable trustee an opinion of counsel meeting the requirements set forth in the applicable indenture.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Trustees

Wilmington Trust, National Association is the trustee under the Senior Indenture.

The indentures contain certain limitations on the right of the trustees, should they become a creditor of AAWW, to obtain payment of claims in certain cases, or to realize for their own account on certain property received in respect of any such claim as security or otherwise. We may, from time to time, borrow from or maintain deposit accounts and conduct other banking transactions with the trustees or their respective affiliates in the ordinary course of business.

12

We may evidence each series of debt securities we will issue by an indenture that we enter into with a trustee. We will indicate the name and address of the trustee, if applicable, in the prospectus supplement relating to the particular series of debt securities being offered. The prospectus supplement for debt securities will describe any material relationships we may have with the trustee.

13

DESCRIPTION OF CAPITAL STOCK

The following description sets forth certain general terms and provisions of the common stock and preferred stock to which any prospectus supplement may relate.

In this “Description of Capital Stock” section, when we refer to “AAWW,” “we,” “us” or “our” or when we otherwise refer to ourselves, we mean Atlas Air Worldwide Holdings, Inc., excluding, unless otherwise expressly stated or the context requires, our subsidiaries.

The following description summarizes important terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. This description is in all respects subject to and qualified in its entirety by reference to: (i) our certificate of incorporation, which is filed as an exhibit to our Current Report on Form 8-K dated February 16, 2001 (filed with the SEC on February 21, 2001), as amended by the certificate of amendment of our certificate of incorporation, which is filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 (filed with the SEC on November 3, 2016), (ii) our by-laws, as amended and restated as of September 19, 2014, as further amended as of December 12, 2016 (which we refer to as our by-laws), which are filed as an exhibit to our Current Report on Form 8-K dated December 12, 2016 (filed with the SEC on December 15, 2016), (iii) the certificate of designation relating to each series of preferred stock, which will be filed with the SEC in connection with an offering of such series of preferred stock and (iv) the relevant portions of the Delaware General Corporation Law.

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.01 par value, and 10,000,000 shares of preferred stock, $1.00 par value.

Common Stock

General.   As of April 15, 2020, there were 26,126,559 shares of common stock outstanding. There were 35 stockholders of record of our common stock on such date.

Voting Rights.   The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and they do not have cumulative voting rights. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose. “Foreign Ownership Restrictions” below contains a description of certain restrictions on voting by stockholders who are not “U.S. citizens,” as defined by applicable laws and regulations. Please see “— Foreign Ownership Restrictions” for additional information on the foreign ownership restrictions applicable to the ownership of our shares by non-U.S. citizens.

Dividends.   Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive ratably those dividends, if any, as may be declared by the board of directors out of legally available funds.

Preemptive Rights.   Holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to our common stock.

Assessment.   All outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

As of the date of this prospectus, 10,000,000 shares of undesignated preferred stock are authorized, none of which are outstanding. The board of directors has the authority, without further action by the stockholders, to issue from time to time the undesignated preferred stock in one or more series and to fix the number of shares, designations, preferences, powers, and relative, participating, optional, or other special rights and the qualifications or restrictions thereof. The preferences, powers, rights, and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, purchase funds, and other matters. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or adversely affect the rights and powers, including voting rights, of the holders of our common stock and may have the effect of delaying, deferring or preventing a change in control of our company.

14

Certain Anti-Takeover Provisions of our Certificate of Incorporation and By-Laws and Delaware Law

Some provisions of Delaware law and our certificate of incorporation and by-laws could make the following transactions more difficult: (i) acquisition of us by means of a tender offer; (ii) acquisition of us by means of a proxy contest or otherwise; or (iii) removal of our incumbent officers and directors. These provisions, summarized below, are intended to encourage persons seeking to acquire control of us to first negotiate with our board of directors. These provisions also serve to discourage hostile takeover practices and inadequate takeover bids.

Issuance of Preferred Stock.   As noted above, our board of directors, without stockholder approval, has the authority under our certificate of incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock could be issued quickly and easily, could adversely affect the rights of holders of common stock and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult.

Stockholder Meetings.   A majority of our board of directors, the chairman of the board or the chief executive officer may call special meetings of stockholders.

Requirements for Advance Notification of Stockholder Nominations and Proposals.   Our by-laws contain advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee thereof.

Delaware Anti-Takeover Statute.   We are subject to Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a Delaware corporation for three years following the date these persons become interested stockholders, unless the business combination is approved in a prescribed manner. Generally, an “interested stockholder” is an entity or person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.

The provisions of Delaware law and our certificate of incorporation and by-laws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. Such provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make accomplishing transactions that stockholders may otherwise deem to be in their best interests more difficult.

Limitations on Liability and Indemnification of Officers and Directors

Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by the Delaware General Corporation Law and our by-laws provide that we will indemnify our directors and officers to the fullest extent permitted by that law.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Shareowner Services.

NASDAQ Global Select Market

Our common stock is listed on The NASDAQ Global Select Market under the symbol “AAWW.”

15

Foreign Ownership Restrictions

Under federal law and the Department of Transportation requirements, we must be owned and actually controlled by “citizens of the United States” as that term is defined in 49 U.S.C.§ 40102 (a)(15). In this regard, our President and at least two-thirds of our Board and officers must be U.S. citizens, at least 75% of our outstanding voting common stock must be owned and controlled, directly or indirectly, by persons who are “citizens of the United States,” and not more than 25% of our outstanding voting common stock may be owned and controlled, directly or indirectly, by persons who are not “citizens of the United States.” We believe that on the date of this prospectus we are in compliance with these requirements.

Under our by-laws, consistent with U.S. law, there is a separate stock record, designated the “Foreign Stock Record,” for the registration of Voting Stock that is Beneficially Owned by persons who are not citizens of the United States. “Voting Stock” means all outstanding shares of our capital stock that we may issue from time to time which, by their terms, may vote for the election of directors, except shares of preferred stock that are entitled to vote for directors solely as a result of the failure of AAWW to pay dividends or other breach of the terms of such preferred stock. A person “Beneficially Owns” our securities if it, directly or indirectly, has or shares voting power and/or investment power over them. Our certificate of incorporation and by-laws prohibit persons who are not citizens of the United States from voting their Beneficially Owned shares of common stock unless the shares are registered in the Foreign Stock Record.

At no time will ownership of our shares of common stock representing more than the “Maximum Percentage” be registered in the Foreign Stock Record. “Maximum Percentage,” which currently is 25%, refers to the maximum percentage of voting power of Voting Stock which may be voted by, or at the direction of, non-U.S. citizens without violating applicable statutory, regulatory or interpretative restrictions or adversely affecting the operating certificates or authorities of Atlas Air, Inc. (“Atlas”) or Polar Air Cargo Worldwide, Inc., a subsidiary in which Atlas has a 51% economic interest and 75% voting interest. If we find that the combined voting power of Voting Stock then registered in the Foreign Stock Record exceeds the Maximum Percentage, the registration of such shares will be removed from the Foreign Stock Record, in reverse chronological order based on the date of registration, and the voting rights of such Voting Stock removed from the Foreign Stock Record will be automatically suspended, sufficient to reduce the combined voting power of the shares so registered to an amount not in excess of the Maximum Percentage. It is the duty of each stockholder who is not a citizen of the United States to register his, her or its equity securities on our Foreign Stock Record.

16

DESCRIPTION OF WARRANTS

We may issue warrants to purchase any combination of our debt securities, common stock, preferred stock or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement.

The applicable prospectus supplement will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The applicable prospectus supplement will include some or all of the following terms:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, common stock, preferred stock or other securities purchasable upon exercise of the warrants, and procedures by which the number of securities purchasable may be adjusted, if any;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable, if ever;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

17

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer fractional shares of preferred stock, rather than single shares of preferred stock (to be set forth in the prospectus supplement relating to a particular series of preferred stock). In the event we elect to do so, depositary receipts evidencing depositary shares will be issued.

This description of the terms of depositary shares sets forth certain general terms and provisions of depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those depositary shares will be described in the prospectus supplement relating to those depositary shares. Accordingly, for a description of the terms of a particular issue of depositary shares, reference must be made to both the prospectus supplement relating thereto and this description.

The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and one or more depositaries selected by us. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.

The applicable prospectus supplement will include specific terms relating to the offering. We will file the form of any deposit agreement with the SEC, and you should read the deposit agreement for provisions that may be important to you.

18

DESCRIPTION OF PURCHASE CONTRACTS

We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities or a specified number of shares of common stock or preferred stock or any of the other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts.

The prospectus supplement will describe, among other things, the material terms of any purchase contracts and of the securities being sold pursuant to such purchase contracts, a discussion, if appropriate, of any special United States federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

19

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units comprised of two or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

The unit agreement, together with the terms of the underlying securities, will be filed with the SEC in connection with the offering of the specific units. You should read such filings for provisions that may be important to you.

20

PLAN OF DISTRIBUTION

General.   We may sell the securities offered hereby directly to one or more purchasers, through agents, or through underwriters or dealers designated from time to time. The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the terms of the securities to which such prospectus supplement relates;

•	the name or names of any underwriters;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

Underwriters named in the prospectus supplement, if any, are only underwriters of the securities offered with the prospectus supplement.

Sales Directly to Purchasers.   We may enter into agreements directly with one or more purchasers. Such agreements may provide for the sale of securities at a fixed price, based on the market price of the securities or otherwise.

Use of Underwriters and Agents.   If underwriters are used in the sale of securities, they will acquire the securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

Securities may be sold directly to or through agents from time to time. Any agent involved in the offering and sale of securities will be named and any commissions paid to the agent will be described in a prospectus supplement. Unless the applicable prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment. Agents or underwriters may be authorized to solicit offers by certain types of institutional investors to purchase securities at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions paid for solicitation of these contracts will be described in the applicable prospectus supplement. We may engage in “at the market” offerings only of our common stock. An “at the market” offering is defined in Rule 415(a)(4) under the Securities Act, as an offering of equity securities into an existing trading market for outstanding shares of the same class at other than a fixed price.

Deemed Underwriters.   In connection with the sale of the securities offered with this prospectus, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they may act as agents, in the form of discounts, concessions or commissions. The underwriters, dealers or agents which participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions received by them and any profit on the resale of the securities received by them may be deemed to be underwriting discounts and commissions under the Securities Act. Anyone deemed to be an underwriter under the Securities Act may be subject to statutory liabilities, including Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Derivative Transactions.   We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions from time to time. If the applicable prospectus supplement indicates, in connection with those derivative transactions, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or any securityholder or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. The third parties (or affiliates of such third parties) in such sale transactions by us will be underwriters and will be identified in an applicable prospectus supplement (or a post-effective amendment). We may also sell securities under this prospectus upon the exercise of rights that may be issued to our securityholders. We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

21

Indemnification and Other Relationships.   We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Listing of Securities.   Except as indicated in the applicable prospectus supplement, the securities are not expected to be listed on a securities exchange or market, except for the common stock, which is listed on The NASDAQ Global Select Market, and any underwriters or dealers will not be obligated to make a market in the securities.

22

LEGAL MATTERS

In connection with particular offerings of our securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of those securities will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. Additional legal matters may be passed on for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

23

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

24

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have filed a registration statement with the SEC under the Securities Act. This prospectus, which is a part of the registration statement, does not contain all the information contained in the registration statement; certain items are contained in exhibits to the registration statement, as permitted by the rules and regulations of the SEC. Statements that we make in this prospectus about the content of any contract, agreement or other document are not necessarily complete. With respect to each document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matter involved, and each statement that we make is qualified in its entirety by such reference.

In particular, the contracts, agreements or other documents included as exhibits to this registration statement or incorporated by reference are intended to provide you with information regarding their terms and not to provide any other factual or disclosure information about us or the other parties to the documents. The documents contain representations and warranties by each of the parties to the applicable document. These representations and warranties have been made solely for the benefit of the other parties to the applicable document and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable document, which disclosures are not necessarily reflected in the document;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable document or such other date or dates as may be specified in the document and are subject to more recent developments.

We incorporate by reference in this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the termination of the offering under this prospectus and any applicable prospectus supplement. Any statement in a document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus or any subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such statement. However, any information contained herein shall modify or supersede information contained in documents we filed with the SEC before the date of this prospectus.

We incorporate by reference in this prospectus the documents set forth below that have been previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 24, 2020; and

•	the description of our common stock, par value $0.01 per share, which is contained in our registration statement on Form 8-A, filed with the SEC on June 19, 2001 pursuant to Section 12 of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating that description.

25

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov.

We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of the information that has been incorporated into this prospectus by reference but not delivered with the prospectus (except exhibits, unless they are specifically incorporated into this prospectus by reference). You should direct any requests for copies to:

Atlas Air Worldwide Holdings, Inc.
2000 Westchester Avenue
Purchase, New York 10577
Ph: (914) 701-8000
Attention: Adam R. Kokas, Executive Vice President,
General Counsel and Secretary

26